Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Post-Effective Amendment No. 3 to Form S-1 on Form S-3 No. 333-266683) of ProKidney Corp.,
(2)
Registration Statement (Post-Effective Amendment No. 1 to Form S-3 No. 333-275701) of ProKidney Corp.,
(3)
Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-267414) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan and the ProKidney Corp. Employee Stock Purchase Plan,
(4)
Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-270920) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan and the ProKidney Corp. Employee Stock Purchase Plan,
(5)
Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-278176) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan and the ProKidney Corp. Employee Stock Purchase Plan, and
(6)
Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-285975) pertaining to the ProKidney Corp. 2022 Incentive Equity Plan and the ProKidney Corp. Employee Stock Purchase Plan;

of our report dated March 18, 2026, with respect to the consolidated financial statements of ProKidney Corp. included in this Annual Report (Form 10-K) of ProKidney Corp. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Atlanta, Georgia

March 18, 2026